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                                                                   Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated June 9, 1997, except as to the one-for-four reverse stock split described in Note 1, which is as of July 17, 1997, and the one-for-two reverse stock split described in Note 1, which is as of October 29, 1997, relating to the financial statements of Cross/Z International, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.






PRICE WATERHOUSE LLP

Melville, New York
November 12, 1997